Collaborative Investment Series Trust 485BPOS

Exhibit 99.(h)(xiii)(i)

FIRST AMENDMENT TO THE
COLLABORATIVE INVESTMENT SERIES TRUST
ETF FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT is made and entered into as of the last day written on the signature page (the “Effective Date”), by and between COLLABORATIVE INVESTMENT SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties entered into the Fund Accounting Servicing Agreement, dated as of January 31, 2025 (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following fund:

●	Rareview Government Money Market ETF

WHEREAS, Section 15(E) of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST

By:
Name:	Gregory Skidmore
Title:	President & Chairman
Date:	11/18/2025

U.S. BANCORP FUND SERVICES, LLC

By:
Name:	Greg Farley
Title:	Senior Vice President
Date:	11/20/2025

Exhibit A
Fund Accounting Servicing Agreement

Separate Series of Collaborative Investment Series Trust

Name of Series

Rareview 2x Bull Cryptocurrency & Precious Metals ETF
Rareview Government Money Market ETF

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